Exhibit 1.3

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

This Amendment No. 1 to Equity Distribution Agreement (this “Amendment”) is entered into as of October 27, 2023, by and among Equinix, Inc., a Delaware corporation (the “Company”), on the one hand, and Citigroup Global Markets Inc. (“Citigroup”), BofA Securities, Inc. (“BofA”), Deutsche Bank Securities Inc. (“DB”), Goldman Sachs & Co. LLC (“Goldman”), HSBC Securities (USA) Inc. (“HSBC”), ING Financial Markets LLC (“ING”), J.P. Morgan Securities LLC (“JPM”) and Santander US Capital Markets LLC, as successor to Santander Investment Securities Inc. (“Santander”) (each in its capacity as a “Manager” under the Equity Distribution Agreement (as defined below)), Citibank, N.A., Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman, HSBC Bank USA, National Association, JPMorgan Chase Bank, National Association, New York Branch and Banco Santander, S.A. (each in its capacity as purchaser under any Forward Contract, as a “Forward Purchaser” under the Equity Distribution Agreement (as defined below)) and Citigroup, BofA, DB, Goldman, HSBC, JPM and Santander (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares, as a “Forward Seller” under the Equity Distribution Agreement (as defined below)), on the other hand. All capitalized terms used herein shall have the meanings set forth in the Equity Distribution Agreement (as defined below), unless otherwise indicated.

RECITALS

WHEREAS, the Company, the Managers, certain of the Forward Purchasers and certain of the Forward Sellers are parties to that certain Equity Distribution Agreement, dated November 4, 2022 (the “Original Equity Distribution Agreement” and, as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”); and

WHEREAS, the parties hereto desire to amend the Original Equity Distribution Agreement as set forth herein to (a) acknowledge the succession by Santander US Capital Markets LLC to the rights and obligations of Santander Investment Securities Inc. as a Manager under the Equity Distribution Agreement, (b) add Banco Santander, S.A. as a Forward Purchaser under the Equity Distribution Agreement, (c) add Santander US Capital Markets LLC as a Forward Seller under the Equity Distribution Agreement, and (d) amend certain definitions.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

1. Parties. The Original Equity Distribution Agreement is hereby amended to change every reference to “Santander Investment Securities Inc.” to “Santander US Capital Markets LLC”.

2. Joinder.

(a)       By executing and delivering this Amendment, Santander US Capital Markets LLC agrees to become a party to, and be bound by, and to comply with, the provisions of the Equity Distribution Agreement as a “Manager” under the Equity Distribution Agreement in the same manner as if Santander US Capital Markets LLC were an original signatory to such agreement as a Manager. For purposes of Section 10 of the Original Equity Distribution Agreement, the address for Santander US Capital Markets LLC is: 437 Madison Avenue, 9th floor, New York NY 10022.

(b)       By executing and delivering this Amendment, Banco Santander, S.A. agrees to become a party to, and be bound by, and be obligated to comply with, the provisions of the Equity Distribution Agreement as a “Forward Purchaser” under the Equity Distribution Agreement in the same manner as if Banco Santander, S.A. were an original signatory to such agreement as a Forward Purchaser. For purposes of Section 10 of the Original Equity Distribution Agreement, the address for Banco Santander, S.A. is: Ciudad Grupo Santander - Edificio Dehesa, Planta 1, Avda. Cantabria, s/n, 28660 - Boadilla del Monte – Madrid, Spain, Attention: Swaps Department, with a copy to Santander US Capital Markets LLC, 131 Continental Drive – Suite 304, Newark, DE 19713, Attention: Middle Office.

(c)       By executing and delivering this Amendment, Santander US Capital Markets LLC agrees to become a party to, and be bound by, and to comply with, the provisions of the Equity Distribution Agreement as a “Forward Seller” under the Equity Distribution Agreement in the same manner as if Santander US Capital Markets LLC were an original signatory to such agreement as a Forward Seller. For purposes of Section 10 of the Original Equity Distribution Agreement, the address for Santander US Capital Markets LLC is: 437 Madison Avenue, 9th floor, New York NY 10022.

3. Amendment to Definitions. The definition of “Master Forward Confirmation” is hereby amended by deleting the existing definition in its entirety and substituting the following therefor:

“Master Forward Confirmation” means any Master Confirmation, entered into on or after November 4, 2022, by and between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form attached as Exhibit C.

4. Effectiveness. This Amendment shall take effect, as of the date first written above, upon the execution and delivery of this Amendment by the Company and each Manager, Forward Seller and Forward Purchaser named in the first paragraph hereof.

5. No Other Amendments. Except as expressly amended by this Amendment, the terms and provisions of the Equity Distribution Agreement shall remain in full force and effect.

6. Conflicting Terms. Wherever the terms and conditions of this Amendment and the terms and conditions of the Original Equity Distribution Agreement are in conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Original Equity Distribution Agreement.

7. Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

8. Governing Law. This Amendment and the Equity Distribution Agreement, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating thereto, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

9. Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment No. 1 to Equity Distribution Agreement as of the date first written above.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name: Keith D. Taylor
Title: Chief Financial Officer

[Signature Page – Amendment No. 1 to Equity Distribution Agreement]

ACCEPTED as of the date first above written

CITIGROUP GLOBAL MARKETS INC.
As Manager and Forward Seller,

By:	/s/ Raimund Riedl
Name: Raimund Riedl Title: Director

CITIBANK, N.A.
As Forward Purchaser,

By:	/s/ Eric Natelson
Name: Eric Natelson Title: Authorized Signatory

ACCEPTED as of the date first above written

BOFA SECURITIES, INC.
As Manager and Forward Seller,

By:	/s/ Alex Wan
Name: Alex Wan Title: Managing Director

BANK OF AMERICA, N.A.
As Forward Purchaser,

By:	/s/ Rohan Handa
Name: Rohan Handa Title: Managing Director

ACCEPTED as of the date first above written

DEUTSCHE BANK SECURITIES INC.
As Manager and Forward Seller, and as agent for Deutsche Bank AG, London Branch,

By:	/s/ Joachim Sciard
Name: Joachim Sciard Title: Managing Director

By:	/s/ Ben Selinger
Name: Ben Selinger Title: Director

DEUTSCHE BANK AG, LONDON BRANCH
As Forward Purchaser,

By:	/s/ Joachim Sciard
Name: Joachim Sciard Title: Managing Director

By:	/s/ Daniel Byun
Name: Daniel Byun Title: Director

ACCEPTED as of the date first above written

GOLDMAN SACHS & CO. LLC
As Manager, Forward Purchaser and Forward Seller,

By:	/s/ Ryan Cunn
Name: Ryan Cunn Title: Managing Director

ACCEPTED as of the date first above written

HSBC SECURITIES (USA) INC.
As Manager and Forward Seller,

By:	/s/ Jeff Nicklas
Name: Jeff Nicklas Title: Managing Director

HSBC BANK USA, NATIONAL ASSOCIATION
As Forward Purchaser,

By:	/s/ Yolanda Perez-Wilson
Name: Yolanda Perez-Wilson Title: AVP I Derivatives Documentation Supervisor I HSBC Bank USA

ACCEPTED as of the date first above written

ING FINANCIAL MARKETS LLC
As Manager,

By:	/s/ Tim Casady
Name: Tim Casady Title: Director

By:	/s/ Jennifer Samagaio
Name: Jennifer Samagaio Title: Director

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC
As Manager and Forward Seller,

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
As Forward Purchaser,

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal Title: Managing Director

ACCEPTED as of the date first above written

SANTANDER US CAPITAL MARKETS LLC
As Manager,

By:	/s/ Janet Kim
Name: Janet Kim Title: Managing Director

By:	/s/ William Brett
Name: William Brett Title: Managing Director

BANCO SANTANDER, S.A.

As Forward Purchaser,

By:	/s/ Ana Aladro Leon
Name: Ana Aladro Leon Title: Authorized Signatory

By:	/s/ Pablo Fernandez Rey
Name: Pablo Fernandez Rey Title: Authorized Signatory

SANTANDER US CAPITAL MARKETS LLC

As Forward Seller,

By:	/s/ Janet Kim
Name: Janet Kim Title: Managing Director

By:	/s/ William Brett
Name: William Brett Title: Managing Director